                                                     EXHIBIT (B)(11)

                                ESCROW AGREEMENT

                                   DATED AS OF

                                FEBRUARY 5, 1996


ESCROW AGENT:              Harris Trust Company of New York

ESCROW AGENT'S
ADDRESS:                   77 Water Street
                           4th Floor
                           New York, New York 10005
                           Attention: Mark B. Zimkind
                           Telecopier No. (212) 702-1132

ADMINISTRATIVE
AGENT: NationsBank, N.A. (South), as Administrative Agent for the Lenders, as hereinafter defined

ADMINISTRATIVE
AGENT'S
ADDRESS:                   600 Peachtree Street, N.E.
                           21st Floor
                           Atlanta, Georgia 30308-2213
                           Attention: Kathryn W. Robinson
                           Telecopier No. (404) 607-6467

BORROWER:                  Kuhlman Corporation

BORROWER'S
ADDRESS:                   3 Skidaway Village Square
                           Savannah, Georgia 31411
                           Attention: Vernon J. Nagel
                           Telecopier No. (912) 598-0737

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (this "Agreement") is entered into as of the date set forth on the cover page hereof (the "Cover Page"), which shall be deemed to be an integral part of this Agreement, by and among the Escrow Agent, the Administrative Agent and the Borrower. Terms used in this Agreement which are defined on the Cover Page shall have the meanings ascribed to such terms on the Cover Page.

                                R E C I T A L S:

         The Administrative Agent and the Borrower are parties to that certain Credit Agreement dated as of December 15, 1993 (as extended, renewed, amended, modified or supplemented from time to time, the "Credit Agreement") by and among the Administrative Agent, NationsBank, N.A. (South) (formerly known as NationsBank of Georgia, N.A.) and The Chase Manhattan Bank, N.A., as managing agents, and NationsBank, N.A. (South) (formerly known as NationsBank of Georgia, N.A.), The Chase Manhattan Bank, N.A., The First National Bank of Boston, NBD Bank, Harris Trust and Savings Bank, J.P. Morgan Delaware, and SunTrust Bank, Savannah, N.A. (formerly known as Trust Company of Georgia Bank of Savannah, N.A.), as lenders (collectively with any other financial institutions which hereafter become Lenders under the Credit Agreement, the "Lenders") wherein the Lenders have agreed to make certain loans to the Borrower upon certain terms and conditions.

         The Borrower desires to borrow, and the Lenders have agreed to lend to the Borrower, additional funds in an amount not to exceed $40,000,000 to purchase certain shares of Communication Cable, Inc., a North Carolina corporation, in connection with which the Escrow Agent is serving as depositary for Kuhlman Acquisition Corp., a North Carolina corporation ("KAC"), a wholly-owned subsidiary of the Borrower in a tender offer to purchase such shares.

         The Borrower, the Administrative Agent and the Lenders have agreed that the funds to be so borrowed are to be placed in a restricted account maintained with the Administrative Agent or the Escrow Agent and may not be disbursed from such account except upon the satisfaction of certain conditions as set forth herein.

         The Borrower and the Administrative Agent have requested that the Escrow Agent serve as escrow agent for them in order to facilitate the consummation of the transactions contemplated in the Credit Agreement, and the Escrow Agent is willing to do so on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements hereinafter set

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forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

         1.  Escrow.

                  (a) The Administrative Agent may at any time or from time to time during the term of this Agreement deposit with the Escrow Agent the cash proceeds of loans made by the Lenders under the Credit Agreement. The foregoing amounts are sometimes hereinafter referred to as the "Escrowed Funds".

                  (b) The Escrow Agent hereby agrees that it shall hold, invest and distribute the Escrowed Funds and any earnings thereon subject to and in accordance with the terms and provisions of this Agreement.

                  (c) The Escrow Agent shall invest the Escrowed Funds in an interest-bearing money market restricted account maintained by the Escrow Agent designated as Lehman Brothers Institutional Funds Group Trust--Treasury Instruments Money Market Fund II Account No. 23739 (the "Escrow Account"). Accrued interest on the Escrowed Funds shall be for the sole account of the Borrower and shall be due and payable to the Borrower as hereinafter provided. The parties acknowledge and agree that the Escrow Agent shall not be responsible for any diminution in the Escrowed Funds due to losses resulting from investments.

         2. Disbursement of Escrowed Funds. Promptly upon the Escrow Agent's receipt (by facsimile or otherwise) of (i) a duly executed certificate of an officer of the Borrower and KAC in the form of Exhibit A attached hereto, and
(ii) a duly executed certificate of an authorized signatory of the Administrative Agent in the form of Exhibit B attached hereto, the Escrow Agent shall:

                  (a) send written notice by facsimile to each of the other parties to this Agreement, confirming that the requirements of both clauses (i) and (ii) of this Section have been met; and

                  (b) disburse the Escrowed Funds and all earnings thereon as designated in, and in accordance with, the payment instructions set forth in, the Borrower's certificate as described in clause (i) above.

         3. Termination of Escrow. This Agreement shall terminate upon the earliest to occur of (a) receipt by the Escrow Agent of written notice signed by each other party hereto, expressly terminating this Agreement (which notice shall specifically direct the Escrow Agent with respect to the disposition of all

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Escrowed Funds and earnings thereon, if any, then remaining on deposit with the
Escrow Agent); (b) the disbursement of any Escrowed Funds in accordance with this Agreement; or (c) 5:00 p.m., Eastern time, on December 31, 1996 or such later date as the Borrower and the Administrative Agent may specify for such purpose in written notice to the Escrow Agent.

         4. Return of Escrowed Funds Upon Termination. Upon the termination of this Agreement in accordance with Sections 3(a), 3(b) or 3(c) hereof, the Escrow Agent shall (a) pay all remaining Escrowed Funds to the Administrative Agent in accordance with the payment instructions set forth in Exhibit C for payments to the Administrative Agent, (b) pay all accrued earnings on the Escrowed Funds to the Borrower in accordance with payment instructions to be provided by the Borrower, and (c) send written notice to each other party to this Agreement that the Escrow Agent has performed the tasks described in clauses (a) and (b) of this Section.

         5. Notices. Any and all notices and other communications that may be required or permitted hereunder shall be in writing and, unless otherwise expressly provided herein to the contrary, either delivered in person; sent by registered or certified mail, return receipt requested, postage prepaid; sent by reputable national overnight delivery service, courier charges prepaid; or sent by facsimile transmission (with hard copy promptly sent by registered or certified mail, return receipt requested, postage prepaid, or by reputable national overnight delivery service, with courier charges prepaid) to the parties hereto at their respective addresses indicated below, or to such other addresses as may be specified by written notice delivered to all parties in accordance herewith:

         If to the Administrative Agent, to it at the Administrative Agent's Address;

         If to the Borrower, to it at the Borrower's Address; and

         If to the Escrow Agent, to it at the Escrow Agent's Address.

All notices and other communications given as provided herein shall be deemed received (a) if personally delivered, then on the date of delivery; (b) if mailed, then on the date of delivery indicated on the return receipt; (c) if sent by overnight delivery service, then one (1) Business Day (as hereinafter defined) after depositing such notice or communication with such overnight delivery service; except that any notice to the Escrow Agent shall not be deemed to have been delivered until actually received by the Escrow Agent; and (d) if sent by telecopy, then on the date such notice or communication is telecopied. The term "Business Day", as used herein, shall mean any day other than a

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Saturday, a Sunday or a day on which banking institutions in the city in which the Escrow Agent's Address is located are authorized by law to be closed. Copies of each notice or communication given or sent hereunder by any party hereto shall also be sent to each other party.

         6. Escrow Agent's Liability. In performing any of its duties hereunder, the Escrow Agent shall not incur any liability for any damages, losses or expenses whatsoever, except for its gross negligence or willful misconduct, and it shall not incur any such liability with respect to any action taken or omitted in good faith reliance upon any instrument, including, without limitation, any written notice, acknowledgment or instruction expressly provided for in this Agreement, not only to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.

         The duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied. The Escrow Agent shall not be subject to, nor required to comply with, any other agreement between or among any or all of the parties hereto, including the Credit Agreement, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Escrow Agreement) from any party hereto or any entity acting on its behalf. The Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

         This Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.

         If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects any Escrowed Funds (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of any Escrowed Funds), the Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decrees, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

         The Escrow Agent may consult with legal counsel of its selection at the expense of the Borrower as to any matter relating to this Escrow Agreement, and the Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

         The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the reasonable control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

         7. Right to Request Further Instructions. If the Escrow Agent shall reasonably be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any of the parties hereto with respect to the Escrowed Funds, which, in the opinion of its legal counsel, conflict with any provision of this Agreement, the Escrow Agent shall promptly send a written request to each affected party for clarification of such uncertainty or conflict. The Escrow Agent shall be entitled to refrain from taking any action (other than to hold the Escrowed Funds in accordance with the terms and conditions hereof) until such uncertainty or conflict shall have been eliminated in the reasonable opinion of the Escrow Agent or the Escrow Agent shall have been directed otherwise in writing by all affected parties hereto or by a final order or judgment of a court of competent jurisdiction, whichever occurs first.

         8. Underlying Disputes Concerning Escrow. Without limiting the generality of the foregoing, the Escrow Agent shall act, with respect to all funds received by the Escrow Agent, as a stakeholder only and shall not be liable for payment of any interest or any court cost in any action that may be brought to recover the funds held in escrow, except as expressly provided herein. Nothing herein contained shall be deemed to obligate the Escrow Agent to deliver any funds unless the same shall have first been received by the Escrow Agent pursuant to this Agreement. In the event of any dispute or other circumstance sufficient in the sole discretion of the Escrow Agent to justify its doing so, the Escrow Agent shall be entitled to tender the Escrowed Funds and any earnings thereon, into the registry or custody of any court of competent jurisdiction, together with such legal pleadings as it may deem appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement. Any such legal action may be brought in such court as the Escrow Agent may determine to have jurisdiction thereof.

         9. Resignation, Removal and Replacement of Escrow Agent. Upon fifteen
(15) days' prior written notice to the other parties hereto, the Escrow Agent may resign or be removed by the Borrower and the Administrative Agent, and in each case be discharged from performing any future duties hereunder, and a successor Escrow Agent may be appointed by the Borrower and the Administrative Agent. No resignation or removal of the Escrow Agent shall become effective until the appointment of a successor Escrow Agent hereunder and the acceptance by such successor of the duties of the Escrow Agent hereunder.

         10. Indemnity of Escrow Agent. The Borrower agrees to hold the Escrow Agent harmless and agrees to indemnify the Escrow Agent from and against any loss, liability, expense (including but not limited to reasonable attorney's fees and expenses), claims, or demands arising out of or in connection with the transactions contemplated hereby, except for the Escrow Agent's gross negligence or willful misconduct. The foregoing indemnity shall survive the resignation or removal of the Escrow Agent pursuant to this Agreement and the termination of this Agreement. The costs and expenses of enforcing this right of indemnification also shall be paid by the Borrower.

         11.      General.

                  (a) Time is of the essence in this Agreement.

                  (b) The section headings of this Agreement are for convenience only and shall not limit or otherwise affect any of the terms hereof.

                  (c) Neither this Agreement nor any term, condition, covenant, or agreement hereof may be changed, waived, discharged, or terminated orally but only by an instrument in writing signed by each party hereto. In no event shall the Escrow Agent be required to join in any amendment hereto which adversely affects the rights, duties, obligations, privileges, protections, indemnifications or immunities hereunder.

                  (d) This Agreement, together with all documents referred to herein, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. Notwithstanding the immediately preceding sentence, the Escrow Agent shall not be bound by the terms of any document to which it is not a party.

                  (e) THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF
CONFLICT OF LAWS THEREOF.

                  (f) If any paragraph or part hereof shall for any reason be held or adjudged to be invalid, illegal, or unenforceable by any court of competent jurisdiction, such paragraph or part thereof so adjudicated invalid, illegal, or unenforceable shall be deemed separate, distinct, and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.

                  (g) This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall constitute but one and the same instrument.

              [THE REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Agreement has been executed, under seal, by and on behalf of each party hereto, as of the day and year first above written.


ADMINISTRATIVE AGENT:                     NATIONSBANK, N.A. (SOUTH), as
                                          Administrative Agent for the
                                          Lenders

                                          By: /s/ Kathryn W. Robinson
                                             ____________________________
                                          Print Name: Kathryn W. Robinson
                                                      ___________________
                                          Title: SVP
                                                 ________________________

BORROWER:                                 KUHLMAN CORPORATION


                                          By: /s/ Robert S. Jepson, Jr.
                                              _____________________________
                                          Print Name: Robert S. Jepson, Jr.
                                                      _____________________
                                          Title: Chairman & CEO
                                                 __________________________


                                          [CORPORATE SEAL]


ESCROW AGENT:                             HARRIS TRUST COMPANY OF NEW YORK


                                          By: /s/ Mark B. Zimkind
                                              ___________________________
                                          Print Name: Mark B. Zimkind
                                                      ___________________
                                          Title: Assistant Vice President
                                                 ________________________

                          EXHIBIT A TO ESCROW AGREEMENT

                     FORM OF CERTIFICATE OF BORROWER AND KAC


         The undersigned, who is the ________________________________ of Kuhlman
Corporation, a Delaware corporation (the "Borrower"), and the ___________________ of Kuhlman Acquisition Corp., a North Carolina corporation ("KAC"), does hereby certify on behalf of the Borrower that he is the duly elected and qualified ______________________ of the Borrower and an authorized signatory of the Borrower and does hereby certify on behalf of KAC that he is the duly elected and qualified _______________ of KAC and an authorized signatory of KAC.

         In connection with that certain Escrow Agreement dated as of February __, 1996 (as amended from time to time, the "Escrow Agreement") among the Borrower, NationsBank, N.A. (South), as Administrative Agent for certain Lenders described therein (the "Administrative Agent") and Harris Trust Company of New York (the "Escrow Agent"):

         1. Kuhlman Acquisition Corp., a North Carolina corporation ("KAC"), hereby requests that the Escrow Agent (in its capacity as depositary for KAC in connection with KAC's tender offer for certain shares of Communication Cable, Inc., a Delaware corporation), complete, execute and transmit to the Administrative Agent by facsimile or, if for any reason facsimile transmission is not available, by hand delivery or overnight courier in accordance with the "Notices" section of the Escrow Agreement, a certificate in the form attached hereto as Schedule 1.

         2. The Borrower hereby requests that, upon the Escrow Agent's receipt of a duly executed certificate of an officer of the Administrative Agent in the form of Exhibit B to the Escrow Agreement, whether by facsimile or otherwise, the Escrow Agent disburse the Escrowed Funds in accordance with the instructions set forth on Schedule 2 attached hereto.

         Capitalized terms used in this Certificate and not otherwise defined are used as defined in the Escrow Agreement.

         IN WITNESS WHEREOF, the Borrower and KAC, acting through authorized signatories, have signed this Certificate, as of the ____ day of __________, 1996.


                                    KUHLMAN CORPORATION, a Delaware corporation


                                    By: _______________________________________

                                            Its: ______________________________


                                    KUHLMAN ACQUISITION CORP., a North Carolina corporation


                                    By: _______________________________________

                                            Its: ______________________________

                                   SCHEDULE 1

             FORM OF CERTIFICATE OF HARRIS TRUST COMPANY OF NEW YORK


         VIA FACSIMILE, HAND DELIVERY OR OVERNIGHT COURIER

TO:      NationsBank, N.A. (South), as Administrative Agent
         600 Peachtree Street, N.E.
         21st Floor
         Atlanta, Georgia 30308-2213
         Attention:  Kathryn W. Robinson
         Facsimile No.:  (404) 607-6467

         In connection with that certain Credit Agreement dated as of December 15, 1993 (as amended from time to time, the "Credit Agreement") among Kuhlman Corporation, a Delaware corporation (the "Borrower"), NationsBank of Georgia, N.A. (now known as NationsBank, N.A. (South)) and The Chase Manhattan Bank, N.A., as managing agents (the "Managing Agents"), NationsBank of Georgia, N.A. (now known as NationsBank, N.A. (South)), The Chase Manhattan Bank, N.A., The First National Bank of Boston, NBD Bank, Harris Trust and Savings Bank, J.P. Morgan Delaware, and Trust Company of Georgia Bank of Savannah, N.A. (now known as SunTrust Bank, Savannah, N.A.) (collectively with any assignees thereof, the "Lenders"), and NationsBank of Georgia, N.A. (now known as NationsBank, N.A. (South)), as administrative agent (the "Administrative Agent"), Harris Trust Company of New York, in its capacity as depositary for Kuhlman Acquistion Corp., a North Carolina corporation ("KAC"), a wholly-owned subsidiary of the Borrower, in connection with KAC's tender offer for certain shares of Communication Cable, Inc., a North Carolina corporation ("CCI"), does hereby certify to the Lenders and the Administrative Agent that the aggregate number of shares of the capital stock of CCI which have been tendered for purchase by KAC by shareholders of CCI is _______________ as of the date hereof.

         IN WITNESS WHEREOF, Harris Trust Company of New York, acting through an authorized signatory, has signed this Certificate, as of the ____ day of __________, 1996.


                                    HARRIS TRUST COMPANY OF NEW YORK


                                    By: _______________________________

                                            Its: ______________________

                                   SCHEDULE 2

                            DISBURSEMENT INSTRUCTIONS


         Date of Disbursement:                       _____________

         Payment Instructions:                       ______________________

                                                     ______________________

                          EXHIBIT B TO ESCROW AGREEMENT

                   FORM OF CERTIFICATE OF ADMINISTRATIVE AGENT


         The undersigned, who is a ________________________________ of
NationsBank, N.A. (South) (the "Administrative Agent"), does hereby certify on behalf of the Administrative Agent, in its capicity as Administrative Agent for the Lenders under the Credit Agreement described below that s/he is a duly elected and qualified ______________________ of the Administrative Agent and an authorized signatory of the Administrative Agent.

         In connection with that certain Escrow Agreement dated as of February __, 1996 (as amended from time to time, the "Escrow Agreement") among Kuhlman Corporation, a Delaware corporation (the "Borrower"), the Administrative Agent, as Administrative Agent for certain Lenders described therein and Harris Trust Company of New York (the "Escrow Agent"), the Administrative Agent hereby certifies that it has received: (1) a certificate of an authorized signatory of the Borrower stating that either (a) the proceeds of Advances of the CCI Term Loan and/or under the Revolving Loan Commitment (which cause the aggregate principal amount outstanding under the Revolving Loan Commitment to exceed $53,000,000) (as such terms are defined in the Credit Agreement) shall be immediately applied to pay the cash purchase price for the Borrower's (or one of its wholly-owned Subsidiaries', as such term is defined in the Credit Agreement) acquisition of one (1) or more of the issued and outstanding shares of the capital stock of Communication Cable, Inc., a North Carolina corporation ("CCI") (exclusive of the shares of capital stock of CCI owned by the Borrower or any of its wholly-owned Subsidiaries immediately prior to the consummation of such acquisition) or (b) the Borrower or one of its wholly-owned Subsidiaries has already acquired not less than a majority of the issued and outstanding shares of the capital stock of Communication Cable, Inc., a North Carolina corporation and such proceeds shall be used by the Borrower for working capital purposes; and (2) a certificate of Harris Trust Company of New York, in its capacity as depositary for Kuhlman Acquisition Corp. in such transaction, as to the aggregate number of shares of the capital stock of CCI which have been tendered for purchase by the Borrower or such Subsidiary by shareholders of CCI.

         Capitalized terms used in this Certificate and not otherwise defined are used as defined in the Escrow Agreement.

         IN WITNESS WHEREOF, the Administrative Agent, acting through an authorized signatory, has signed this Certificate, as of the ____ day of __________, 1996.


                            NATIONSBANK, N.A. (SOUTH),  as Administrative
                                    Agent


                            By: ___________________________________

                                    Its: __________________________

                                    EXHIBIT C

                Payment Instructions for the Administrative Agent

         Wire transfer funds via the Federal Reserve Bank to the following account:

                        ABA Routing number 1110-0001-2 of
                            NationsBank Dallas, Texas
                     for credit to account number 3750651913
                           of Kuhlman Corporation, Inc.

         Please notify Melissa Mullis, credit services representative, Charlotte, (704) 386-2881, of incoming wire transfers.